EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$12,780	$—	$—	$12,780
Finance revenues	—	259	(91)	168
Sales and revenues, net	12,780	259	(91)	12,948
Costs of products sold	11,670	—	—	11,670
Restructuring benefits	108	—	—	108
Impairment of property and equipment and intangible assets	44	—	—	44
Selling, general and administrative expenses	1,363	87	(6)	1,444
Engineering and product development costs	539	—	—	539
Interest expense	176	88	(5)	259
Other expense (income), net	125	(8)	(80)	37
Total costs and expenses	14,025	167	(91)	14,101
Equity in loss of non-consolidated affiliates	29	—	—	29
Income (loss) before equity income from financial services operations and income taxes	(1,274)	92	—	(1,182)
Equity income from financial services operations	63	—	(63)	—
Income (loss) before income taxes	(1,211)	92	(63)	(1,182)
Income tax expense	(1,751)	(29)	—	(1,780)
Net income (loss)	(2,962)	63	(63)	(2,962)
Less: Income attributable to non-controlling interests	48	—	—	48
Net income (loss) attributable to Navistar International Corporation	$(3,010)	$63	$(63)	$(3,010)

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2011
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$13,758	$—	$—	$13,758
Finance revenues	—	290	(90)	200
Sales and revenues, net	13,758	290	(90)	13,958
Costs of products sold	11,262	—	—	11,262
Restructuring charges	91	1	—	92
Impairment of property and equipment and intangible assets	64	—	—	64
Selling, general and administrative expenses	1,360	78	(4)	1,434
Engineering and product development costs	532	—	—	532
Interest expense	148	109	(10)	247
Other expense (income), net	38	(26)	(76)	(64)
Total costs and expenses	13,495	162	(90)	13,567
Equity in loss of non-consolidated affiliates	71	—	—	71
Income before equity income from financial services operations and income taxes	192	128	—	320
Equity income from financial services operations	80	—	(80)	—
Income before income taxes	272	128	(80)	320
Income tax benefit (expense)	1,506	(48)	—	1,458
Net income	1,778	80	(80)	1,778
Less: Income attributable to non-controlling interests	55	—	—	55
Net income attributable to Navistar International Corporation	$1,723	$80	$(80)	$1,723

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2010
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$11,926	$—	$—	$11,926
Finance revenues	—	309	(90)	219
Sales and revenues, net	11,926	309	(90)	12,145
Costs of products sold	9,741	—	—	9,741
Restructuring charges (benefit)	(19)	4	—	(15)
Impairment of property and equipment and intangible assets	—	—	—	—
Selling, general and administrative expenses	1,293	119	(6)	1,406
Engineering and product development costs	464	—	—	464
Interest expense	154	113	(14)	253
Other expense (income), net	48	(22)	(70)	(44)
Total costs and expenses	11,681	214	(90)	11,805
Equity in loss of non-consolidated affiliates	50	—	—	50
Income before equity income from financial services operations and income taxes	195	95	—	290
Equity income from financial services operations	64	—	(64)	—
Income before income taxes	259	95	(64)	290
Income tax benefit (expense)	8	(31)	—	(23)
Net income	267	64	(64)	267
Less: Income attributable to non-controlling interests	44	—	—	44
Net income attributable to Navistar International Corporation	$223	$64	$(64)	$223

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,059	$28	$—	$1,087
Marketable securities	446	20	—	466
Restricted cash	31	130	—	161
Finance and other receivables, net	843	2,247	(98)	2,992
Inventories	1,528	9	—	1,537
Goodwill	280	—	—	280
Property and equipment, net	1,497	163	—	1,660
Investments in and advances to financial services operations	628	—	(628)	—
Investments in non-consolidated affiliates	62	—	—	62
Deferred taxes, net	231	32	—	263
Other assets	562	32	—	594
Total assets	$7,167	$2,661	$(726)	$9,102
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,752	$32	$(98)	$1,686
Debt	2,905	1,866	—	4,771
Postretirement benefits liabilities	3,459	52	—	3,511
Other liabilities	2,311	83	—	2,394
Total liabilities	10,427	2,033	(98)	12,362
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	45	—	—	45
Stockholders' equity (deficit) attributable to controlling interest	(3,310)	628	(628)	(3,310)
Total liabilities and stockholders' equity (deficit)	$7,167	$2,661	$(726)	$9,102

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2011
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$488	$51	$—	$539
Marketable securities	698	20	—	718
Restricted cash	29	298	—	327
Finance and other receivables, net	1,341	3,007	(94)	4,254
Inventories	1,704	10	—	1,714
Goodwill	319	—	—	319
Property and equipment, net	1,433	137	—	1,570
Investments in and advances to financial services operations	564	—	(564)	—
Investments in non-consolidated affiliates	60	—	—	60
Deferred taxes, net	2,031	26	—	2,057
Other assets	705	28	—	733
Total assets	$9,372	$3,577	$(658)	$12,291
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,194	$22	$(94)	$2,122
Debt	1,980	2,876	—	4,856
Postretirement benefits liabilities	3,262	54	—	3,316
Other liabilities	1,908	61	—	1,969
Total liabilities	9,344	3,013	(94)	12,263
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	50	—	—	50
Stockholders' equity (deficit) attributable to controlling interest	(27)	564	(564)	(27)
Total liabilities and stockholders' equity (deficit)	$9,372	$3,577	$(658)	$12,291

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(2,962)	$63	$(63)	$(2,962)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	275	2	—	277
Depreciation of equipment leased to others	15	31	—	46
Amortization of debt issuance costs and discount	34	12	—	46
Deferred income taxes	1,784	(6)	—	1,778
Impairment of intangible assets	40	—	—	40
Equity in loss of non-consolidated affiliates	29	—	—	29
Equity in income of financial services affiliates	(63)	—	63	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	4	(4)	—	—
Other, net	539	810	—	1,349
Net cash provided by (used in) operating activities	(298)	908	—	610
Cash flows from investing activities
Purchases of marketable securities	(1,209)	—	—	(1,209)
Sales or maturities of marketable securities	1,461	—	—	1,461
Net change in restricted cash and cash equivalents	(3)	168	—	165
Capital expenditures	(306)	(3)	—	(309)
Purchase of equipment leased to others	—	(61)	—	(61)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions, net of cash received	(12)	—	—	(12)
Other investing activities	(27)	4	—	(23)
Net cash provided by (used in) investing activities	(110)	108	—	(2)
Net cash provided by (used in) financing activities	977	(1,040)	—	(63)
Effect of exchange rate changes on cash and cash equivalents	2	1	—	3
Increase (decrease) in cash and cash equivalents	571	(23)	—	548
Cash and cash equivalents at beginning of the year	488	51	—	539
Cash and cash equivalents at end of the year	$1,059	$28	$—	$1,087

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2011
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$1,778	$80	$(80)	$1,778
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	286	4	—	290
Depreciation of equipment leased to others	14	24	—	38
Amortization of debt issuance costs and discount	28	16	—	44
Deferred income taxes	(1,524)	11	—	(1,513)
Impairment of property and equipment and intangible assets	75	—	—	75
Equity in loss of non-consolidated affiliates	71	—	—	71
Equity in income of financial services affiliates	(80)	—	80	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in intercompany receivables and payables	(73)	73	—	—
Other, net	101	(8)	—	93
Net cash provided by operating activities	680	200	—	880
Cash flows from investing activities
Purchases of marketable securities	(1,562)	—	—	(1,562)
Sales or maturities of marketable securities	1,430	—	—	1,430
Net change in restricted cash and cash equivalents	—	(147)	—	(147)
Capital expenditures	(427)	(2)	—	(429)
Purchase of equipment leased to others	(4)	(67)	—	(71)
Acquisition of intangibles	(26)	—	—	(26)
Business acquisitions	12	—	—	12
Other investing activities	(40)	10	—	(30)
Net cash used in investing activities	(617)	(206)	—	(823)
Net cash provided by (used in) financing activities	(106)	6	—	(100)
Effect of exchange rate changes on cash and cash equivalents	(3)	—	—	(3)
Decrease in cash and cash equivalents	(46)	—	—	(46)
Cash and cash equivalents at beginning of the year	534	51	—	585
Cash and cash equivalents at end of the year	$488	$51	$—	$539

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2010
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income	$267	$64	$(64)	$267
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	261	4	—	265
Depreciation of equipment leased to others	27	24	—	51
Amortization of debt issuance costs and discount	26	12	—	38
Deferred income taxes	(3)	20	—	17
Equity in loss of non-consolidated affiliates	50	—	—	50
Equity in income of financial services affiliates	(64)	—	64	—
Dividends from non-consolidated affiliates	5	—	—	5
Change in intercompany receivables and payables	11	(11)	—	—
Other, net	(171)	585	—	414
Net cash provided by operating activities	409	698	—	1,107
Cash flows from investing activities
Purchases of marketable securities	(1,856)	(20)	—	(1,876)
Sales or maturities of marketable securities	1,290	—	—	1,290
Net change in restricted cash and cash equivalents	1	514	—	515
Capital expenditures	(232)	(2)	—	(234)
Purchase of equipment leased to others	(16)	(29)	—	(45)
Acquisition of intangibles	(15)	—	—	(15)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(86)	9	10	(67)
Net cash provided by (used in) investing activities	(916)	472	10	(434)
Net cash used in financing activities	(110)	(1,180)	(10)	(1,300)
Effect of exchange rate changes on cash and cash equivalents	(1)	1	—	—
Decrease in cash and cash equivalents	(618)	(9)	—	(627)
Cash and cash equivalents at beginning of the year	1,152	60	—	1,212
Cash and cash equivalents at end of the year	$534	$51	$—	$585